SEARCHLIGHT MINERALS CORP. SUCCESSFULLY COMPLETES PILOT

AUTOCLAVE TEST PRODUCING 0.42 OPT GOLD INTO SOLUTION;

RESULTS CONFIRMED BY FIRE ASSAY

HENDERSON, Nevada (July 8, 2013) -- Searchlight Minerals Corp. (OTCBB: SRCH) (“Searchlight” or the “Company”) today announced that it has successfully run its pilot autoclave on slag material taken from the Clarkdale Slag Project and furthermore, the results of the latest test confirmed gold in hand from fire assay.

Test Results

The ninth and latest pilot autoclave test demonstrated that 0.42 ounces per ton (“opt”) gold was leached into solution from the slag sample containing 0.48 opt gold, which represents an estimated gold recovery of 87.5%. While past test work had relied upon ‘wet chemistry’ electronic determination, these latest results were determined by analyzing gold metal extracted by standard fire assay techniques.

Solution values were determined by evaporating the pregnant leach solution (“PLS”) and fire assaying the residual solids to produce a gold bead in hand. Likewise, the finely ground slag going into the large pilot autoclave and the leached residue after the test were also fire assayed and the resultant gold beads were used to calculate gold grades and leach efficiency. This is the second autoclave test that has verified the gold grade of the slag by fire assay. Electrowinning tests are currently underway to recover gold as metal from the PLS.

Background

Since December 2012, in an effort to demonstrate the economic viability of the Clarkdale Slag Project, the Company has been operating its large batch pilot autoclave. The 240-gallon (approximately 900 liter) autoclave consists of a titanium shell stirred reactor and all of the control and support systems.

A total of nine tests have been conducted in the pilot autoclave. The initial tests were designed to examine the structural integrity and functionality of the autoclave, its components, control and support systems. Subsequent tests were designed in an effort to mimic the mechanical and chemical operating conditions achieved with previous tests in the 6-liter bench autoclave, which yielded approximately 0.4 to 0.5 opt of gold in solution.

As the tests progressed, several mechanical and chemical issues were identified which indicated that the pilot autoclave was operating under less than optimum conditions, resulting in low gold extraction values. As these issues were identified, modifications were undertaken to the autoclave in order to help achieve the desired operating conditions. Significant delays occurred due to specialty alloy parts having to be ordered and in some cases custom made. During this time, additional bench-scale autoclave tests were performed in order to modify and optimize the chlorine chemistry for the pilot autoclave.

James Murray, the Project Manager of the Clarkdale Slag Project, noted “Because of our recent modifications to the mechanical and chemical operating conditions of the pilot autoclave, we were able, for the first time, to closely replicate the conditions of the bench-scale autoclave tests that were successful in achieving a high level of gold extraction from the slag material.” Mr. Murray continued, “I attribute the breakthrough to being able to maintain sufficiently high oxidizing conditions via optimization of the chlorine chemistry and the operating conditions of the large pilot autoclave. This was achieved by the addition of supplementary heating capacity to the autoclave as well as a high pressure corrosion resistant pump to allow the addition of highly oxidizing chlorine compounds during the test. Additionally, there were seventeen 6 liter bench autoclave tests performed to modify and optimize the chlorine chemistry for the pilot autoclave. The final step in validating the technical and commercial feasibility of the autoclave process is the recovery of the gold from the PLS. Electrowinning tests are currently underway to recover gold as metal from the PLS. The large pilot autoclave tests provide sufficient volume of PLS for operating a pilot scale electrowinning cell."

“While testing has taken longer than originally anticipated due to unforeseen issues,” stated Martin Oring, the Company’s CEO, “we have gathered a tremendous amount of data from our tests and believe that we understand the conditions under which we must operate in order to achieve a high level of gold extraction from our slag material. We intend to continue our testing in an effort to consistently extract high levels of gold into solution and concurrently, we will continue with our PLS gold extraction tests in an effort to demonstrate our ability to complete the circuit and to produce physical gold. Once we are repetitively able to achieve this, we believe we will be in a position to embark on our bankable feasibility study which will demonstrate the economic viability of the Clarkdale Slag Project.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is an exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects. The Company holds interests in two mineral projects: (i) the Clarkdale Slag Project, located in Clarkdale, Arizona, which is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona; and (ii) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Slag Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.” Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

2

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this Press Release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” in the Company’s periodic filings with the Commission. When used in this Press Release in discussing the recent developments on the Project, including, without limitation, the resolution of certain issues relating to the operation of the production module, the words such as “believe,” “could,” “may,” “expect” and similar expressions are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to technical issues on the Project that may affect the production module and its primary process components, challenges in moving from pilot plant scale to production scale, the risk that actual recoveries of base and precious metals or other minerals re-processed from the slag material at the Clarkdale site will not be economically feasible, uncertainty of estimates of mineralized material, operational risk, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned mineral recovery programs, the risk that actual capital costs, operating costs and economic returns may differ significantly from the Company’s estimates and uncertainty whether the results from the Company’s feasibility studies are not sufficiently positive for the Company to proceed with the construction of its processing facility, operational risk, the impact of governmental and environmental regulation, financial risk, currency risk volatility in the prices of precious metals and other statements that are not historical facts as disclosed under the heading “Risk Factors” in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

3